UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 20, 2017

GETTY REALTY CORP.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-13777	11-3412575
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Jericho Plaza, Suite 110, Jericho, New York	11753-1681
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (516) 478-5400

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 8.01.	Other Events.

On July 20, 2017, Getty Realty Corp. (the “Company”) closed the sale of an additional 615,000 shares of its common stock at the public offering price of $23.15 per share, pursuant to the option to purchase additional shares exercised in full by the underwriters in connection with the Company’s public offering that closed on July 14, 2017. The exercise of the option brings the total number of shares of common stock sold by the Company in the public offering to 4,715,000. The aggregate net proceeds of the offering, after deducting the underwriting discount and the Company’s estimated offering expenses, were approximately $104.2 million. The Company intends to use the net proceeds from the offering for the repayment of amounts outstanding under its $175.0 million unsecured revolving credit facility and general corporate purposes, including, without limitation, the funding of pending or future acquisitions or the funding of development and redevelopment costs. Pending use of any net proceeds from the offering as described above, the Company intends to invest the net proceeds in short-term interest-bearing investment grade instruments.

Cautionary Statement Concerning Forward-Looking Statements

Certain of the matters discussed herein constitute forward-looking statements within the meaning of the Securities Act of 1933, and the Securities Exchange Act of 1934, as amended, both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the proposed offering of Common Stock and the use of proceeds therefrom, and can be identified by the use of words such as “may,” “will,” “expect,” “anticipate,” “intend,” “estimate” and other comparable terms. These forward-looking statements represent the Company’s expectations and beliefs concerning future events, and no assurance can be given that the future results described in this press release will be achieved. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of the Company. The factors and assumptions upon which any forward-looking statements herein are based are subject to risks and uncertainties that include, among others, risks associated with the offering, the risk factors set forth in the Company’s most recent Annual Report on Form 10-K and in subsequent reports filed with the Securities and Exchange Commission (the “SEC”), and other factors over which it has little or no control. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, the Company does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GETTY REALTY CORP.

Date: July 20, 2017	By:	/s/ Danion Fielding
Danion Fielding
Vice President, Chief
Financial Officer and Treasurer